UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 1, 2003

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS AND REGULATION FD DISCLOSURE.

PRESS RELEASE

On April 1, 2003, the Company issued the press release attached as Exhibit 99.1 hereto.

RISK FACTORS

The Company may, in its filings with the Commission or in other disclosures, make statements about the future and statements which involve assumptions about the future.  All these statements are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our expectations or belief concerning future events, including any statements regarding future sales levels, the continuation of historical trends, and the Company’s liquidity.  Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements.

We do not know whether such forward-looking statements will prove to be correct.  We have tried to identify factors which may cause these statements to be incorrect, but we may not have identified all of them.  These factors could also have a negative impact on our results.  The following is our non-exclusive list of these factors:

The pending re-audit and restatement of our financial statements could lead to material additional adjustments to our financial statements.

The Company has previously announced that:

  it will restate its 2001 financial statements to adjust deferred income tax assets and liabilities that were recorded under "fresh start" accounting upon the Company's emergence from bankruptcy proceedings;
  the restatement will require a re-audit of these financial statements by the current auditors of the Company; and
  as a result of the re-audit, the Company will be unable to timely file its Form 10-K for fiscal 2002.

Although the Company does not believe at this time that any other adjustments will arise out of the forthcoming re-audit, there is nevertheless a risk that, as a result of the re-audit:

  the Company will record other adjustments to its financial statements for fiscal 2001;
  the Company will record adjustments to its financial statements for fiscal years other than fiscal 2001;
  the Company will make disclosures, in a Form 10-K or otherwise, that are materially different from or inconsistent with the disclosures made in its previous filings with the Commission; and
  there will be adjustments that affect operating income and cash flow (including earnings before interest, taxes, depreciation, and amortization) and adjustments that affect the amount of mandatory redemptions previously made under the indenture governing the Company's senior subordinated notes.

The Company emerged from bankruptcy protection in 2001.  As a result, the 2001 financial statements of the Company are unusually complex and involve many material sensitive judgments.  These factors increase the risk that the re-audit and the restatement will cause additional adjustments to the Company's financial statements.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our notes.

As a result of the issuance of our notes, we are highly leveraged. The notes are subordinated to our credit facility. Assuming the issuance of all of our notes and after giving effect to the establishment of our credit facility, we had as of March 7, 2003:

  total indebtedness of $107 million represented by the notes, and total availability of $1.8 million under our credit facility, after letter of credit requirements.

Our ability to pay or refinance our indebtedness, including our ability to repay the notes, or to fund capital expenditures will depend on our future performance. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, that revenue growth will be realized or that future borrowings will be available under our credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.  A decrease in revenues, coupled with the borrowing base limitation contained in our credit facility, could require us to postpone capital expenditures.

Our substantial indebtedness could have important consequences to you. For example, it could:

  make it more difficult for us to satisfy our obligations under the notes;
  increase our vulnerability to general adverse economic and industry conditions;
  limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;
  require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures or other general corporate purposes;
  limit our flexibility in planning for, or reacting to, changes in our business and our industry;
  place us at a competitive disadvantage compared to competitors that have less debt; and
  limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds. Our failure to comply with the covenants in the indenture under which our notes were issued or our credit facility would result in an event of default which, if not cured or waived, could have a material adverse effect on us.

A substantial number of our vision centers are located in Wal*Mart stores. Our ability to continue to generate revenue depends on our continued relationship with Wal*Mart.

We are substantially dependent on Wal*Mart and its affiliates for our current operations. The following chart shows, as of December 28, 2002, the number of our vision centers that are in Wal*Mart stores and the total number of our vision centers:

Category	Number
Total Vision Centers	518
Wal*Mart Locations	399
Wal*Mart de Mexico	37

In addition, vision centers located in Wal*Mart stores accounted for substantially all of the earnings before interest, taxes, depreciation and amortization of our vision centers for the fiscal year ended December 28, 2002. Vision centers in Wal*Mart stores rely largely on customer traffic generated by the Wal*Mart host store. Our agreement with Wal*Mart does not require Wal*Mart to maintain any existing Wal*Mart store or to open new ones.

Our agreement with Wal*Mart gives us the right to open at least 400 vision centers, including those already open. We have reached that number. Wal*Mart is under no obligation to provide us with additional vision center leases. However, our agreement with Wal*Mart also provides that, if Wal*Mart converts its own store to a “supercenter,” which is a store that contains a grocery department in addition to the traditional Wal*Mart store offering, and relocates our vision center as part of the conversion, the term of our lease begins again. We believe that Wal*Mart may in the future convert many of its stores and thereby cause many of our leases to start again. There were 14 conversions of Wal*Mart stores in which we operate vision centers into “supercenters” in the year 2002, and 44 of these conversions prior to 2001. We have received no assurances from Wal*Mart as to how many of their locations will ultimately be converted.

Our agreement with Wal*Mart provides for a nine-year base term at each vision center that begins at opening and gives us a three-year extension option. Wal*Mart is under no obligation to provide us with any further extensions.  Forty-four vision centers have base terms that expired in 2002 under our Wal*Mart agreement, substantially all of which have been extended, and another 52 have base terms that expire in 2003, which we have the option to extend. More base terms will expire in subsequent years. As each base term expires, we determine whether to exercise our three-year options for our Wal*Mart vision centers. We make those decisions based upon various factors, including, for example:

  the sales levels of each vision center,
  the estimated future profitability of each vision center, and the increased minimum license fees charged by Wal*Mart during the option period.

We must exercise our option for any Wal*Mart vision center at least six months before its initial license expires. We expect to extend the licenses for a substantial majority of these vision centers. We cannot assure you, however, how many licenses we will actually extend.

In each of the next several years, increasing numbers of vision centers under our Wal*Mart agreement will have their base terms expire. Our rental obligations to Wal*Mart will increase in the three-year option period. We will need to continue to improve sales at these vision centers. If we do not, our rent as a percent of sales will increase significantly during the option period. Alternatively, we may choose not to exercise the options.

We cannot control our expansion in our host stores, including Wal*Mart, beyond those currently under contract. Although we periodically discuss expansion opportunities with each host, we cannot assure you that any host will offer to extend our current agreements or offer us additional vision centers. Nor can we assure you that any renewal or new store offer will be on terms similar to those in our current agreements. Wal*Mart operates its own optical division.  Wal*Mart may, in the future, allocate its future vision centers entirely to its own optical division.

Our pursuit of other lines of business could be constrained by the terms of our indenture.

The indenture governing our senior notes limits our operations to those which are "the same, similar or reasonably related to the businesses in which" we were engaged as of the date we emerged from bankruptcy.  We are in the process of opening several hearing aid centers in Wal*Mart stores.  We are also investigating other concepts, such as wellness centers, which would offer various health products and services, as well as other concepts that are less similar to our traditional optical operations.  Our indenture could limit our ability to pursue certain of these other lines of business that might otherwise be attractive to us.  In addition, certain holders of our notes have objected to our engaging in these lines of business.  Although we believe that we are in compliance with the indenture and intend to continue to comply with the indenture, we can give no assurance that these holders might not seek to declare a default under the indenture arising out of our engaging in these lines of business.

Our financial performance may be adversely affected by sales recorded at vision centers scheduled to close under the Wal*Mart agreement.

We have observed sharp declines in sales levels as our vision centers come to the end of their lease term under the Wal*Mart agreement.  In fiscal 2003, we expect to close approximately 37 vision centers under our Wal*Mart agreement.  We expect to close approximately 41 vision centers in fiscal 2004 under the Wal*Mart agreement.  In the months prior to their scheduled date of closure, these vision centers could record substantial sales declines.  The extent of the sales declines, coupled with the number of vision centers nearing the end of their lease term, could have a negative impact on our sales and on our profitability.

We have recently made substantial changes to the inventory we carry and the vendors we use; we could, as a result, have a greater risk of write-offs of inventory and disruption to our retail operations.

We have recently changed our frame offering at our retail locations and have also substantially reduced the number of vendors from whom we buy our products.  This change of product creates the risk of write-off of inventory which has become obsolete.  In addition, the new flow of products within our system could create administrative problems which could disrupt our retail operations.

We may incur additional expenditures to replace older optometric equipment and thereby create additional pressure on liquidity.

Some of the optometric equipment in our vision centers is older and will need to be replaced.  We may need to make significant cash expenditures to replace this equipment.

The military action in Iraq could have a negative impact on our operations, particularly those on military bases.

We have approximately 24 vision centers on military bases in the United States.  The military action in Iraq could have a negative impact on these vision centers, as well as on the general economy in the U.S., which could in turn have a negative impact on our financial results..

Our lack of growth could adversely affect our ability to make payments on our note, and the price of our common stock.

Average revenues in our Wal*Mart vision centers are approximately $540,000 per center per year. Average revenues in the other vision centers that we operate are less than $300,000 per center per year. The expiration of our leases with Wal*Mart will cause a reduction in our revenues, which we may not be able to replace with revenues generated by other vision centers.

Our sales revenues could decrease in the future as Wal*Mart leases expire. It is unlikely that we will be able to open enough new vision centers under our Fred Meyer and military contracts to compensate for the loss of the revenues generated by Wal*Mart vision centers for which our leases expire. We expect that our expenses, however, will increase over time. A combination of lower sales and higher expenses would adversely affect our ability to repay or refinance our notes, which could have an adverse effect on the price of our common stock.

The use of net operating loss carry-forwards may be subject to limitations.

In conjunction with our historical results from operations, emergence from Chapter 11 and the disposition of our free standing operations, we incurred significant net operating losses. These losses resulted in significant net operating loss carry-forwards.  Our  net operating losses that were realized prior to our emergence from Chapter 11 are subject to substantial limitation under Section 382 of the Internal Revenue Code of 1986.   If our  net operating losses realized after our emergence from Chapter 11 are subject to substantial limitation because of a future change of control of the company or for other reasons, our cash tax costs  would increase and have an adverse effect on our ability to repay the notes.

Rights to receive payments on our notes will be junior to our borrowings under our credit facility, which could adversely affect our ability to pay off the notes.

Our indebtedness under our credit facility is secured by liens against substantially all of our assets. In the event of a default on our secured indebtedness, or a bankruptcy, liquidation or reorganization of the company and our subsidiaries, these assets will be available to satisfy obligations with respect to the secured indebtedness before they can be used to satisfy our obligations under our notes.

The terms of our credit facility and the indenture under which our notes were issued restrict our corporate activities.

Our credit facility contains various restrictive covenants and requires us to maintain specified financial ratios and satisfy financial tests, such as:

  minimum requirements of earnings before interest, taxes, depreciation and amortization in our credit facility of  $19.6 million for the four fiscal quarters ending June 29, 2002 and for each four quarter period ending on the last day of each fiscal quarter for the remainder of the term of our credit facility, and a minimum fixed charge coverage ratio of 1.0 to 1.0.

Our ability to meet these financial ratios and tests may be affected by events beyond our control, and we cannot assure you we will meet these tests. In addition, our credit facility and our indenture limit our ability to take action with respect to:

  capital expenditures,
  investments,
  indebtedness,
  liens,
  dividends,
  loans,
  prepayments of other indebtedness,
  mergers, acquisitions or sales of assets,
  changes in business activities (see "Risk Factors -- Our pursuit of other lines of business could be constrained by the terms of our indenture"), transactions with affiliates, and
  issuance of equity.

Our breach of any of these covenants could result in an event of default under our credit facility. If a default occurs, our lender can declare our indebtedness, both principal and interest, immediately due and payable, and could terminate its commitment to make future advances. In addition, a default under the indenture could cause the principal and accrued interest on the notes to become due and payable. The restrictions in the indenture and the credit facility will likely restrict our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes. Our indebtedness requires substantial debt service payments and, with respect to the indenture, mandatory redemptions of principal, which may restrict our ability to use our operating cash flow for capital expenditures and other working capital requirements. We have pledged substantially all of our assets under our credit facility and under the indenture. If we fail to repay all amounts declared due and payable, our lender and then the holders of our notes could proceed against the collateral granted to it to satisfy our obligations. It is likely that our assets would be insufficient to repay in full that indebtedness and our other indebtedness, including the notes.

We are required by our indenture to make mandatory redemptions of principal owing on our notes if we generate excess cash flow, which may have an adverse impact on our common stock.

The indenture requires mandatory redemptions of principal out of the excess cash flow (as defined in the indenture) that we may generate biannually.   There can be no assurances that we will generate enough excess cash flow to make any mandatory redemptions. Prepayments of principal on the notes, if any, will prevent us from having excess cash to reinvest in our business, and could adversely affect the price of our common stock.

Further issuances of our common stock and our notes could adversely affect their trading prices.

We issued a total of 5,000,000 shares of our common stock and $120,000,000 aggregate principal amount of our notes to creditors pursuant to our plan of reorganization. As of the March 7, 2003, some of the shares of common stock and notes have been held in reserve for distribution to creditors upon the resolution of claims that we have disputed in the bankruptcy court. Although no issuances of securities other than pursuant to our plan of reorganization are currently contemplated (except grants of stock options or other stock awards pursuant to employee benefit plans that are in place) further issuances of our common stock and notes in the future could take place. These issuances could cause adverse changes in the trading prices of the common stock and the notes.

The holders of our common stock may exercise significant control over us.

Former holders of our old Senior Notes due 2005 held a large majority of our unsecured debt in bankruptcy, and thus are the initial holders of a majority of our common stock. If holders of significant numbers of shares of our common stock act as a group, these holders could be in a position to control the outcome of corporate actions requiring shareholder approval, including the election of directors.  Certain of these holders have already objected to our repurchase of notes and our pursuit of other business opportunities.

Holders of our common stock and our notes may elect to sell large blocks of common stock or notes, which may have an adverse effect on the price of our common stock and our notes.

Our former unsecured creditors received our common stock and our notes in exchange for their claims against us. Some or all of the holders of our common stock and notes may prefer to liquidate their investment rather than hold the securities on a long-term basis. The possibility that one or more of the holders of significant numbers of shares of our common stock or a large principal amount of our notes may determine to sell all or a large portion of their shares of our common stock or their notes in a short period of time may adversely affect the market price of the common stock or notes. Partially for that reason, there can be no assurance as to the degree of price volatility in any trading market that may develop for the common stock and the notes. As a result, no assurance can be given that any holder of our common stock or our notes will be able to sell them or at what price any sale may occur. No assurance can be given as to the market price, if any, that will prevail for our common stock in the future. If a market were to exist for our notes, they may trade at prices higher or lower than their face value, depending upon many factors, including, without limitation, the prevailing interest rates, markets for similar securities, industry conditions, our performance, and investor expectations for us.

Our common stock and our notes have all been issued but not distributed. Further distributions will be made pursuant to the bankruptcy plan as disputed claims are resolved.  Distributions of our common stock and our notes to holders who decide to sell them immediately could cause sudden adverse changes in the trading prices of our common stock and our notes.

Our common stock may be delisted from The American Stock Exchange, referred to as the AMEX, if it does not maintain certain listing standards.

We are unable to timely file our Form 10-K for fiscal 2002.  (See "Risk Factors--The pending re-audit and restatement of our financial statements could lead to material additional adjustments to our financial statements.")  We can provide no assurances as to when we will be able to file our Form 10-K.  Because of our failure to timely file the Form 10-K, we will not comply with the AMEX listing standards.  Depending on the extent of any delay in such filing, AMEX may begin delisting proceedings against us.

Our recent operating history, including our emergence from Chapter 11, has caused the price of our securities to be depressed. In addition, the general market for securities has been severely depressed in recent quarters. The price of our common stock has declined significantly since its original listing date. The rules of the AMEX allow the exchange to delist securities if the AMEX determines that a company’s securities fail to meet guidelines with respect to corporate net worth, public float, number of shareholders, the aggregate market value of shares, or price per share. In light of our recent operating history specifically, and the market conditions for stocks in general, we cannot assure purchasers of our common stock or notes that we will continue to meet the requirements of the AMEX. If we are unable to continue to satisfy these criteria, the AMEX may begin procedures to remove our common stock or notes from the exchange. If our common stock or notes are delisted, a trading market may no longer exist, and the ability of shareholders to buy and sell common stock or notes may be materially impaired.

We have not declared dividends in the past, and do not anticipate doing so in the near future, which may adversely affect the price of our common stock.

Our credit facility and our indenture prohibit the payment of cash dividends without the consent of the lender and the holders of the notes, respectively. We have never declared or paid any dividends on our capital stock. We currently anticipate that all of our earnings, if any, will be retained for redemption or repurchases of the notes, and then for development of our business, and do not anticipate paying any cash dividends in the foreseeable future.

A change in interest rates could adversely affect us.

We have historically borrowed long-term debt under our credit facility at variable interest rates. We therefore incur the risk of increased interest costs if interest rates rise.

The retail eyecare industry is extremely competitive. Failure to attract customers will depress our earnings and may adversely affect our ability to repay the notes and the price of our common stock.

 The retail eyecare industry is extremely competitive. We compete with national companies such as Lenscrafters and Cole; we also compete with numerous regional and local firms. In addition, optometrists, ophthalmologists, and opticians provide many of the same goods and services we provide. The level and intensity of competition can vary dramatically depending on the particular market. We believe that we have numerous competitive advantages, such as our everyday low pricing, product selection, and quality and consistency of service.

We also compete for managed care business. Our competition for this business is principally the larger national and regional optical firms. Competition for this business is driven by size of provider network, quality and consistency of service, and by pricing of vision care services.  Successful renewals of certain existing third-party contracts are integral to maintaining sales revenues.

Several of our competitors have significantly greater financial resources than we do. As a result, they may be able to engage in extensive and prolonged price promotions which may adversely affect our business. They may also be able spend more than we do for advertising. If we are not able to maintain our market share of the retail optical industry, our business will suffer. A decline in our earnings could adversely affect the price of our common stock and the notes, and our ability to repay the notes.

Federal and state governments extensively regulate the health care and insurance industries. A finding that we have violated existing regulations, or future adverse changes in those regulations, could negatively affect our business and its prospects, our ability to repay the notes, and the price of our common stock and our notes.

Both federal and state governments extensively regulate the delivery of health care, including relationships among health care providers such as optometrists and eyewear providers like us. Many states prohibit business corporations from practicing medicine or controlling the medical judgments or decisions of physicians. States often also prohibit various financial arrangements, such as splitting fees with physicians. The legality of our relationships with opticians and independent optometrists has been and may be challenged from time to time. Regulations vary from state to state and are enforced by both courts and regulatory authorities, each with broad discretion. A ruling that we have violated these laws could, for example, result in:

  censure,
  delicensing of optometrists,
  civil or criminal penalties, including large civil monetary penalties, invalidation or modification of our agreements with optometrists and opticians, or an order requiring us to change our business practices.

These consequences could have an adverse effect on our business, which could affect the price of our common stock and notes and affect our ability to repay the notes. Also, changes in our relationships with independent optometrists and opticians could adversely affect our relationship with Wal*Mart or our other host stores. Local ordinances (such as zoning requirements) can also impose significant burdens and costs of compliance. Frequently, our competitors sit on state and local boards. Our risks and costs of compliance are often increased as a result. All of these matters could cause our business to suffer, our ability to repay the notes to be adversely affected, and the trading price of our common stock and notes to decline.

In California, optometrists who practice adjacent to our retail locations are providers to and subtenants of a subsidiary, which is licensed as a single-source HMO.  This subsidiary is regulated by the Department of Managed Health Care.  This agency has required that we change our way of doing business.  This new way of doing business will increase our costs in California.   On a general basis, the regulatory environment in California has become more difficult, and future actions of regulatory agencies or private parties could worsen this trend.  Such actions could force us to change the way we do business, to incur significant expense in litigation and compliance efforts, and could have a material adverse impact on us.

The fraud and abuse provisions of the Social Security Act and anti-kickback laws and regulations adopted in many states prohibit soliciting, paying, receiving or offering any compensation for making, or causing someone to make, referrals of patients, items or services in some circumstances. The Social Security Act also imposes significant penalties for false or improper Medicare and Medicaid billings. Many states have adopted similar laws applicable to any payor of health care services. We must also comply with federal laws such as the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") (which governs our participation in managed care programs) and the Food and Drug Administration Act (which regulates medical devices such as contact lenses). In addition, the Stark Self-Referral Law restricts referrals for Medicare or Medicaid covered services where the referring physician has a financial relationship with the service provider. In some cases, the rental of space constitutes a financial relationship under this law. Many states have adopted similar self-referral laws which are not limited to Medicare or Medicaid reimbursed services. Violations of these laws may result in substantial civil or criminal penalties, including double and treble civil monetary penalties, and in the case of federal laws, exclusion from the Medicare and Medicaid programs. These kinds of exclusions and penalties, if applied to us, could have a material adverse effect on our business, which could adversely affect the price of our common stock and our notes, and our ability to repay the notes.

We must also comply with the privacy rule issued under HIPAA by the Department of Health and Human Services.  The privacy rule requires that we implement various policies and procedures at our retail and corporate offices to safeguard the confidentiality of information about our customers and to provide certain rights granted by the privacy rule to our customers.  We will incur increased costs to implement and comply with these policies and procedures, which will also affect the way we do business.  Violation of the privacy rule may result in civil or criminal penalties.

We do not have employment agreements with key management. The departure of key executives could adversely affect our business.

We depend on the continuing efforts of our executive officers and senior management. The departure of these individuals in significant numbers could adversely affect our business and prospects if we are unable to attract and retain qualified replacements. We do not currently have employment agreements with any personnel, including key executive officers and management. However, we offer our executives and management bonus and stock-based incentives related to our performance.

Failure to have independent vision care professionals available in or near our vision centers would adversely affect our ability to win managed care and host store contracts, and could prevent us from operating in some states.

Our business and marketing strategies emphasize the availability of independent optometrists in close proximity to our vision centers. Typically, we contract with at least one licensed optometrist to occupy a space in or adjacent to each of our stores. Additionally, our agreement with Wal*Mart contemplates that we will make optometrists available at least 48 hours per week if permitted by law. Some states require that licensed opticians be present when eyeglasses or contact lenses are fitted or dispensed. In some markets it may be difficult for us to attract and retain optometrists if our vision centers generate low sales. Any difficulties or delays in securing the services of vision care professionals could adversely affect our business and our relationship with our host stores. Consequences of difficulty or delay could include termination of our host store licenses for those vision centers, and imposition of legal sanctions against us, including closure of vision centers without licensed professionals.

Our retail business may suffer if we fail to keep sufficient licensed optometrists available in our vision centers, which may adversely affect our ability to repay our notes and the price of our common stock and notes.

Historically, if there is no licensed optometrist available to give eye exams, our retail business has suffered. In some markets, it can be difficult to hire or keep vision care professionals on staff in our vision centers. Failure to maintain a staff of qualified vision care professionals may cause our customers to go elsewhere to provide for their optical needs, which would have an adverse effect on our business.

Our success increasingly depends on our ability to develop and maintain relationships with managed vision care companies.

An increasing percentage of patients receive health care coverage through managed care payors. As this trend continues, our success will increasingly depend on our ability to negotiate contracts with health maintenance organizations, employer groups and other private third party payors. We cannot assure you that we will be able to establish or maintain satisfactory relationships with managed care and other third party payors. Many managed care payors have existing provider structures in place that they may be unable or unwilling to change. Our inability to enter into arrangements with managed care payors in the future could have a material adverse affect on our business.

We have established a network of optometrists and other providers located in or adjacent to our stores in order to enhance our ability to contract with managed care payors for both professional services and retail eyewear supplies. Currently, approximately 12% of our revenues are received from managed care payors. We expect this percentage to increase in the future. Managed care contracts include a variety of reimbursement methods, such as capitation and fee for service or discounts. Our contracts with managed care companies on the one hand, and with networks of optometrists and other providers on the other, are subject to federal and state regulations, for example:

Insurance Licensure. Most states impose strict licensure requirements on companies that engage in the business of insurance, including health insurance companies and HMOs. Many licensing laws mandate strict financial and other requirements which we may not be able to meet, were we deemed to be an engaging in the business of insurance. Additionally, the licensure process can be lengthy and time consuming.

Antitrust Laws. A range of antitrust laws apply to us and our provider network. These laws prohibit anti-competitive conduct, including price-fixing, concerted refusals to deal, and divisions of markets. We cannot assure you that our operations will not be challenged on antitrust grounds in the future.

Proposed reforms may affect our earnings and may adversely affect our business.

There have been numerous reform initiatives at the federal and state levels relating to the payment for and availability of healthcare services. We believe that these initiatives will continue for the foreseeable future. If adopted, some of these reforms could adversely affect our earnings, and may adversely affect our business.

We rely on third parties to pay many of our customers’ costs.

A significant portion of medical care in the United States is funded by government and private insurance programs, such as Medicare, Medicaid and corporate health insurance plans. According to government projections, more medical beneficiaries who are significant consumers of eye care services will enroll in managed care organizations. Governmental and private third-party payors are trying to contain medical costs by:

  lowering reimbursements,
  imposing use restrictions and risk-based compensation arrangements, redesigning benefits, and
  exploring more cost-effective methods of health care delivery.

These cost containment efforts may lead to limitations or reductions in reimbursement for eye care services, which would adversely affect our future sales. Additionally, some reimbursement programs require us to collect payment from third party payors.  Our inability to fully collect reimbursable amounts could adversely affect cash flow generated from operations.

We depend on reliable and timely reimbursement of claims we submit to third party payors. There are risks we may not be paid on a timely basis, or that we will be paid at all. Some plans have complex forms to complete. Sometimes our staff may incorrectly complete forms, delaying our reimbursement. These delays can hurt our cash flow and also force us to write-off more of these accounts receivable.

New advances may reduce the need for our products or allow other manufacturers to produce eyewear at lower cost than we can.

Technological advances in the eyecare industry, such as new surgical procedures or medical devices, could reduce the demand for our products. Corneal refractive surgery procedures such as laser surgery, radial-keratotomy and photo-refractive keratectomy may change the demand for our products. The development of new drugs may have a similar effect. Technological advances such as wafer technology and lens casting may make our current lens manufacturing method uncompetitive or obsolete. These and other medical and technological advances may have a material adverse effect on our operations.

A prolonged economic downturn could have an adverse impact on us.

We believe that a weakening economy may cause an increase in the period of time between repurchases of our retail products by the average consumer, since customers may see replacement purchases of eyeglasses and contact lenses as non-essential. An extension of the repurchase cycle for our retail products would reduce the number of sales of our retail products. Lower sales of our retail products would reduce our revenues, which could adversely affect both our ability to pay off the notes and the price of our common stock and notes.

Operating in other countries presents special risks that may affect our results of operations.

Our Mexican operations face risks substantially similar to those we face in our Wal*Mart stores, including dependence on the host store and limits on expansion. We cannot assure you that our Mexican operations will be able to attain profitability.

Our foreign operations expose us to all of the risks of investing and operating in foreign countries generally, including:

  differing regulatory, political and governmental environments, currency fluctuations,
  high inflation,
  price controls,
  restrictions on profit repatriation,
  generally lower per capita income and spending levels,
  import duties and value-added taxes, and
  difficulties of cross-cultural marketing.

Our Articles of Incorporation, By-Laws, Indenture, and shareholder rights agreement contain provisions that make it more difficult to effect a change in control of the company, which may adversely affect the price of our common stock.

Provisions of our Articles of Incorporation and By-Laws could discourage tender offers or other transactions that would result in shareholders receiving a premium over the market price for our common stock. These include provisions:

  authorizing the issuance of preferred stock without shareholder approval, requiring a supermajority shareholder vote in various circumstances, restricting who may call a special meeting of shareholders, permitting our board of directors to consider constituencies in addition to the shareholders, and requiring shareholders to comply with various procedures in connection with any shareholder proposals or director nominations.

The indenture governing our senior notes provides that, upon a "Change of Control" (as defined), the Company is obligated to offer to repurchase all outstanding notes at par.  A "Change of Control" is defined to include, among other things, the acquisition by a group of 50% or more of our common stock, and the election of a majority of directors who were not approved by a majority of the prior directors.  Our shareholder rights agreement provides us with a defensive mechanism that decreases the risk that a hostile acquirer will attempt to take control of us without negotiating directly with our board of directors. It is meant to prevent an acquirer from gaining control of us by paying an inadequate price or by using coercive techniques. The shareholder rights agreement may discourage acquirers from attempting to purchase us, which may adversely affect the price of our common stock.

We may not have the ability to raise the funds necessary to finance the change of control repurchase contemplated by our indenture.

Upon some changes of control of the Company, holders of our notes have the right to require us to repurchase all or a portion of the notes. If a change of control occurs, we cannot assure you that we will have sufficient funds to repurchase all of the notes tendered.

Our failure to repurchase tendered notes would be an event of default under our indenture. Changes of control are also restricted by, and constitute a default under, our credit facility. If the lender under our credit facility were to accelerate our obligations due to a default, it would have a priority claim to the proceeds from the sale of our assets that secure the credit facility.

Our adoption of “fresh start” accounting may make evaluating our financial position and results of operations, as compared to prior periods, more difficult.

Due to our emergence from bankruptcy pursuant to our plan of reorganization, we implemented “fresh start” accounting as of June 2, 2001. In accordance with fresh start accounting, all assets and liabilities were restated to reflect their respective fair values.  As a result, the consolidated financial statements for our reorganized company starting on and going forward from June 2, 2001 will not be comparable to our consolidated financial statements for the periods prior to June 2, 2001. The change in our accounting principles may make it more difficult to compare our operations to prior periods.

Our operating history since our emergence from bankruptcy may be insufficient to evaluate our financial condition based on our financial statements.

Our operating history since we emerged from bankruptcy is limited.  Our financial statements since the implementation of “fresh start” accounting may be insufficient to draw proper conclusions about our future ability to generate profits and to make payments on the notes.  Our financial statements for 2001 will be re-audited and restated.  (See "Risk Factors -- The pending re-audit and restatement of our financial statements could trigger material additional adjustments to our financial statements.")

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: April 7, 2003	By: /s/ Angus Morrison
Angus Morrison Senior Vice President Chief Financial Officer

Exhibit Index

Description	Number

Press Release	99.1